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                         SECOND AMENDMENT TO LEASE

This Second Amendment to Lease is made and entered into between MERIT INDUSTRIAL PROPERTIES LIMITED PARTNERSHIP ("Lessor") and AMX CORPORATION ("Lessee") for and in consideration of One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

This Amendment to Lease shall modify that certain written Lease Agreement dated January 2, 1992 and the Amendment to Lease dated August 1, 1994 between Lessor and Lessee (the "Lease"), for the rental of the following described
Premises:

                         11945 AND 11995 FORESTGATE DRIVE
                                DALLAS, TEXAS 75243
                                 34,524 SQUARE FEET

The sole intent of this Second Amendment to Lease is to modify the Lease by incorporating the following provisions:

1.   PREMISES:
     The Premises shall be increased from 34,524 square feet to 48,672 square feet by Lessor leasing to Lessee that 14,148 square foot space (the "Expansion Space") known as 11901 Forestgate Drive. Lessee accepts the Expansion Space in "as-is" condition, and Lessor shall not be required to make any leasehold improvements to the Premises except as provided below in Article 5, Leasehold Improvements Allowance.

2.   TERM:
     The term of the Lease for the Expansion Space shall be twenty-four (24) months, commencing on February 1, 1997 and ending on January 31, 1999. The term of the Lease for 11945 and 11995 Forestgate shall be extended sixteen
     (16) months so that the end date of the term for the total 48,672 square feet of Premises is January 31, 1999.

3.   BASE RENT:
     Lessee agrees to pay Lessor monthly Base Rent for the total 48,672 square feet of Premises according to the following schedule:

               MONTHS                                      BASE RENT
               ------                                      ---------
               February 1997 through September 1997        $22,848.00
               October 1997 through January 1999           $25,350.00

4.   ESCROW PAYMENTS:
     Lessee agrees to pay its proportionate share of expenses for the total 48,672 square feet of Premises as defined in Paragraph 2.C of the Lease Agreement.

5.   LEASEHOLD IMPROVEMENTS ALLOWANCE:
     Lessor agrees to pay to Lessee a Leasehold Improvements Allowance not to exceed Twenty-four thousand and no/100 Dollars ($24,000.00), subject to the following terms and conditions:

     (a) Lessee shall have the right to make Leasehold Improvements to the Leased Premises in such manner and to such extent as Lessee deems necessary, subject to Lessor's written consent, such consent not to be unreasonably withheld or delayed.

     (b) All work shall be performed in a good and workmanlike manner and in compliance with all applicable laws, rules, codes, ordinances and regulations. Lessee shall hold Lessor harmless from all liability, claims, demands, or causes of action for damage to persons or property arising out of or in connection with the work performed by Lessee, its employees, agents, contractors or subcontractors.



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     (c)  Within five (5) business days after notification from Lessee of substantial completion of the finish-out work, Lessor's designated representative shall inspect the Leased Premises. Lessor will pay to Lessee (or a contractor engaged by Lessee) $24,000.00 or the actual cost of the finish out work, whichever is less, within ten (10) days after the inspection by Lessor's representative, provided that the following conditions are met:

          (i)    The finish-out work is completed, and

          (ii) Lessee furnishes Lessor with receipts or other evidence substantiating the actual cost of the work, and

          (iii) Lessee furnishes Lessor with lien releases from all outside contractors and subcontractors that performed work in the Leased Premises.

     (d) Lessee may elect to make two separate, partial applications to Lessor for payment of the $24,000.00 Leasehold Improvements. In no event shall the total amount paid by Lessor exceed $24,000.000.

     (e) In the event that Lessor fails to pay Lessee on a timely basis, Lessee may withhold payment of Base Rent until sums owing to Lessee are paid in full.

     (f) In the event that Lessee has not used all the Leasehold Improvements allowance within four (4) months after the Commencement Date, or upon notice from Lessee to Lessor than no additional allowance will be utilized for Leasehold Improvements, the remaining balance shall be credited against the next scheduled Base Rent payment.


All other terms and conditions of the original Lease Agreement dated January 2, 1992 and the Amendment to Lease dated August 1, 1994 shall remain in effect and unchanged.


AGREED AND ACCEPTED this 19th day of February, 1997.

LESSOR:   MERIT INDUSTRIAL PROPERTIES LIMITED PARTNERSHIP

          By:   /s/ Greg Hoffman
                ---------------------------
                    Greg Hoffman

          Title:    Authorized Agent
                ---------------------------


LESSEE:   AMX CORPORATION

          By:   /s/ James Holt
                ---------------------------

          Title:    President
                ---------------------------



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